{FORM OF FACE OF EXCHANGE NOTE}


                  [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN]1



--------------------------------

1   Insert if this is a Global Note and DTC is the Depositary therefor.

                             [GLOBAL] EXCHANGE NOTE



                     Iroquois Gas Transmission System, L.P.
                           ____% Senior Notes due 2010

No.                                              $                             *
     --------------------------                   ------------------------------
                                                 CUSIP No.:________

                  IROQUOIS GAS TRANSMISSION SYSTEM, L.P., a limited partnership organized and existing under the laws of the State of Delaware (herein called the "Issuer", which term includes its successors and assigns under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]2 [name of registered holder]3, or its registered assigns, the principal sum of _______________ Dollars on _______________________________, and to pay
interest thereon from ____________________, or from the most recent Debt Service Payment Date to which interest has been paid or duly provided for, as the case may be.

                  Interest will be payable semi-annually on __________ and _____________ in each year, commencing _______________, 200_, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment; provided, however, that if a Registration Default shall occur (as defined in the Registration Rights Agreement) occurs,

--------------------------------

2   Insert if this is a Global Note registered with DTC.

3   Insert if this is a Definitive Note.

interest will accrue on the Notes [represented by this Global Note]* at a rate of ___% per annum from and including the day following the applicable Registration Default to and including the date on which the event that has resulted in Additional Interest (as defined in the Registration Rights Agreement) being required to be paid has been cured pursuant to the terms of the Registration Rights Agreement. The interest so payable, and punctually paid or duly provided for, on any Debt Service Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such principal and interest, which shall be the fifteenth day (whether or not a Business Day) preceding such Debt Service Payment Date. Any such interest or principal not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Note (or one or more Predecessor Notes) is registered on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date to be fixed by the Issuer, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  The principal of, the premium, if any, and interest on the Notes will be payable at the offices of the Trustee at: 450 West 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services. Definitive Notes may be surrendered for registration of transfer and exchange at the offices of the Trustee set forth herein. Upon receiving the Notes surrendered for registration of transfer or exchange, the Issuer will issue new Definitive Notes which will be sent to the Trustee for authentication and delivery as set forth in the Supplemental Indenture. Notices and demands to or upon the Issuer in respect of the Notes should be served at the office of the Trustee set forth herein.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

--------------------------------

*   Insert if Global Note.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by an officer or director of the Issuer duly authorized.

                                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.,
                                     as the Issuer

                                     By:  Iroquois Pipeline Operating Company,
                                          its Agent


                                     By:
                                        ----------------------------------------
                                        Title:


                                     By:
                                        ----------------------------------------
                                        Title:


                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.


                                     THE CHASE MANHATTAN BANK
                                     as Trustee


                                     By:
                                        ----------------------------------------
                                        Authorized Signatory


Dated:

                            {FORM OF REVERSE OF NOTE}



                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.
                           ___% Senior Notes due 2010

                  [The Notes evidenced by this Global Note are] [This Note is] one of a duly authorized issue of securities of the Issuer (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of _______, 2000 (herein called the "Original Indenture"), between the Issuer and The Chase Manhattan Bank, as trustee, principal paying agent, security registrar and transfer agent (herein called the "Trustee", which term includes any successor trustee or assigns under the Indenture), and, as supplemented by the First Supplemental Indenture, dated as of _______, 2000 (together with the Original Indenture and any other supplements thereto, the "Indenture") among the Issuer, the Trustee and the Paying and Transfer Agent to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, the Paying and Transfer Agent and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. [The Notes evidenced by this Global Note are]* [This Note is] one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000.

                  The Notes are, under certain conditions, subject to mandatory redemption as set forth in Section 3.2 of the Indenture. The Notes are subject to optional redemption in whole or in part, as set forth in Section 3.3. of the Indenture.

                  Except as otherwise specified in the terms of the Notes or provided in the related Series Supplemental Indenture or Management Committee Resolution and Officer's Certificate issued pursuant thereto, if less than all the Notes are to be redeemed pursuant to Section 3.2 or 3.3 of the Original Indenture the particular Notes to be redeemed shall be selected by the Trustee from the Outstanding Notes not previously called for redemption in whole, by such method (including pro rata and by lot) as the Trustee shall deem fair and appropriate.

                  The Original Indenture provides that notice of redemption having been given as set forth in the Original Indenture, and the conditions, if any, set forth in such notice having been satisfied, the Notes or portions thereof so to be redeemed shall, on the Determination Date, become due and payable, and from and after such date such Notes or portions thereof shall cease to bear interest; provided, however, that any payment of interest on any Note, the Stated Maturity of such payment of interest being on or prior to the Determination Date, shall be payable to the Holder of such Note or one or more Predecessor Notes, registered as such at the close of business on the related Regular Record Date according to the terms of such Note and subject to the provisions of Section 2.6 of the Original Indenture.

                  Any Note that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes of the applicable series, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the remaining unpaid principal amount of the Note so surrendered; provided, that if a Global Note is so surrendered, the new Global Note shall be in a denomination equal to the unredeemed portion of the principal of the Global Note so surrendered.

                  The Original Indenture contains provisions for defeasance of
(a) the entire indebtedness of this Note and (b) certain restrictive covenants upon compliance by the Issuer with certain conditions set forth therein which apply to [this Note][the Notes evidenced by this Global Note]*.

                  If an Event of Default shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Original Indenture. At any time after such declaration of acceleration with respect to the Notes has been made, but before a judgment or decree for payment of money has been obtained by the Trustee as provided in the Original Indenture, the Holders of a majority in principal amount of the Notes of each series experiencing such an Event of Default, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences (which rescission shall not affect any subsequent default or impair any right consequent thereon) if: (a) there has been paid to, or deposited with the Trustee, a sum sufficient to pay (i) all overdue interest on the Notes of each series experiencing such Event of Default,
(ii) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate prescribed therefor herein, (iii) to the extent that payment of such interest in lawful, interest upon overdue interest at the rate prescribed therefor herein, and (iv) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (b) all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived by the Holders of not less than a majority in principal amount of Notes of each series experiencing such Event of Default.

                  The Original Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the Original Indenture or any supplemental indenture or the rights and obligations of the Issuer and the rights of the Holders of the Notes of each series to be affected under the Original Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a not less than majority in aggregate principal amount of the Notes of each series to be affected. The Original Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series, on behalf of the Holders of all Notes of such series, to waive, with respect to the Notes of such series, compliance by the Issuer with certain provisions of the Original Indenture and certain past defaults under the Original Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the

Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Trustee maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like terms and conditions, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  [This Global Note is registered in the name of and delivered to the Depositary or its nominee as set forth in the Indenture. Except as provided in the Indenture, owners of beneficial interests in this Note will not be entitled to receive physical delivery of the Notes in certificated registered form and will not be considered Holders thereof for any purpose under the Indenture. This Global Note may not be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof, unless: (A) the Issuer has notified the Trustee in writing that the Depositary is no longer willing or able to act as Depositary for this Global Note or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in either case a successor Depositary is not appointed within 90 days thereof, (B) the Issuer executes and delivers to the Trustee an Issuer Order providing that this Global Note shall be so transferable and exchangeable, and such transfers shall be registrable or (C) the transferee for this Global Note or an interest therein is an Institutional Accredited Investor and (D) there shall have occurred and be continuing an Event of Default with respect to the Notes.]*

                  The Notes of this series are issuable only in registered form without coupons in minimum denominations of $100,000 and any integral multiple of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like terms and conditions of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or for exchange of the Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment on this Note and for all other purposes, whether or not payments on this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  When a successor assumes all the obligations of its predecessor under the Notes of this series and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes of this series and may otherwise deal with the Issuer as if it were not the Trustee.

                  This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

                  Customary abbreviations may be used in the name of a Holder of a Notes of this series or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer will cause CUSIP numbers to be printed on the Notes of this series as a convenience to the Holders of the Notes of this series. No representation is made as to the accuracy of such numbers as printed on the Notes of this series and reliance may be placed only on the other identification numbers printed hereon.

                  [This Note] [The Notes evidenced by this Global Note]* shall be governed by and construed in accordance with the laws of the State of New York.

                  All terms used in [this Note] [the Notes evidenced by this Global Note]* which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and all references in the Indenture to "Note" or "Notes" will be deemed to include [this Note] [the Notes evidenced by this Global Note]*.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Issuer pursuant to Section 6.2(a) of the Indenture, check the box: |_| yes


                  If you want to elect to have only part of this [Global] Note purchased by the Issuer pursuant to Section 6.2(a) of the Indenture, as the case may be, state the principal amount you want to be purchased: $__________.


Date:
     -------------------


                                       Signature:
                                                 -------------------------------
                                                     (Sign exactly as your
                                                     name appears on the
                                                     other side of this Note)

                                                                      SCHEDULE A

                       [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


                  The following increases or decreases in this Global Note have been made:

                                                 Principal
             Amount of        Amount of          Amount of this
             decrease in      increase in        Global Note
             Principal        Principal          following such      Notation by
Date of      Amount of this   Amount of this     decrease or         Security
Exchange     Global Note      Global Note        increase            Registrar
--------     --------------   --------------     --------------      -----------